UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 3, 2004

Portal Software, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-25829	77-0369737
(Commission File Number)	(IRS Employer Identification No.)

10200 South De Anza Blvd, Cupertino, California	95104
(Address of Principal Executive Offices)	(Zip Code)

(408) 572-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

(a) On November 4, 2004 the Registrant entered into a Change of Control Agreement with Ronald W. Kisling, the Registrant’s Chief Financial Officer. On November 5, 2004 the Registrant entered into Change of Control Agreement with Larry Bercovich, the Registrant’s SVP, General Counsel and Secretary, and on November 9, 2004 the Registrant entered into a Change of Control Agreement with Steve Zielenski, the Registrant’s SVP, Global Sales and Services. The Change of Control Agreement is incorporated by reference from the Registrant’s Annual Report on Form 10-K filed May 1, 2003 (No. 000-25829).

The terms of the agreement provides that in the event of an acquisition of the Registrant by merger or sale of all or substantially all of the assets of Registrant, the options held by Mr. Bercovich, Mr. Zielenski and Mr. Kisling, to the extent outstanding at that time but not fully exercisable will accelerate and become exercisable for all the option shares as fully-vested shares unless the successor corporation agrees to assume the options or substitute equivalent options therefore. In addition, the options shall become immediately exercisable in the event that Mr. Bercovich’s, Mr. Zielenski’s or Mr. Kisling’s employment is involuntarily terminated without cause within 12 months following a change in control of Portal in which those options are assumed or otherwise continued in effect.

On November 3, 2004, the Registrant entered into a Severance Agreement and Release with customary terms and conditions, with Howard A. Bain III, the Registrant’s former Chief Financial Officer. Pursuant to the terms of the Severance Agreement and Release, Mr. Bain will receive compensation for a period of six (6) months from his termination date of December 8, 2004, and a period of twenty-four (24) months to exercise his options. A copy of the Severance Agreement and Release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On November 3, 2004, Howard A. Bain III resigned as the Registrant’s Chief Financial Officer. A copy of the press release issued by the Registrant announcing Mr. Bain’s resignation is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

(c) On November 3, 2004, Ronald W. Kisling was appointed by the Board of Directors as the Registrant’s Chief Financial Officer. Mr. Kisling, age 43, recently joined Portal in March 2004 and served as its Vice President of Finance until November 3, 2004. Mr. Kisling is a senior financial management executive with more than 20 years of experience in the technology industry. Prior to joining Portal, Mr. Kisling was the CFO of Saba Software (“Saba”), a leading provider of enterprise management productivity solutions from June 2001 to March 2004. While at Saba, Mr. Kisling’s responsibilities included finance, investor relations, IT, facilities and human resources. Prior to Saba, from August 1998 to June 2001, Mr. Kisling was the Vice President and CFO of SPL WorldGroup (“SPL”), a global provider of billing and customer care solutions to the utility market. At SPL, Mr. Kisling led a staff of 60 and drove SPL’s worldwide accounting, treasury, tax and financial planning functions and IT. Mr. Kisling, who began his career in financial auditing and SEC reporting at Coopers & Lybrand, holds a bachelor’s degree in economics from Stanford University. Mr. Kisling does not have any family relationships with the members of the Registrant’s Board of Directors or with the Registrant’s officers.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

99.1	Severance Agreement and Release between the Registrant and Howard A. Bain III dated as of November 3, 2004.

99.2	Press Release, dated November 3, 2004, announcing the resignation of Howard A. Bain III and appointment of Ronald W. Kisling as the Registrant’s Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTAL SOFTWARE, INC.

Date: November 9, 2004	By:	/s/ Larry Bercovich
Name: Larry Bercovich
Title: Sr. Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Severance Agreement and Release between the Registrant and Howard A. Bain III dated as of November 3, 2004.

99.2	Press Release, dated November 3, 2004, announcing the resignation of Howard A. Bain III and appointment of Ronald W. Kisling as the Registrant’s Chief Financial Officer.